EXHIBIT 10.1

LEASE

Between

OLP ____________________ LLC, a Delaware limited liability company

Landlord

and

OFFICE DEPOT, INC., a Delaware corporation

Tenant

located at

September 26, 2008

E X H I B I T S

EXHIBIT A	PROPERTY LEGAL DESCRIPTION

EXHIBIT B	SITE PLAN

EXHIBIT C	[Reserved]

EXHIBIT D	[Reserved]

EXHIBIT E	[Reserved]

EXHIBIT F	[Reserved]

EXHIBIT G	[Reserved]

EXHIBIT H	PERMITTED EXCEPTIONS

EXHIBIT I	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT J	MEMORANDUM OF LEASE

EXHIBIT K	RECIPROCAL EASEMENT AGREEMENT

EXHIBIT L	RELATED LEASES

L E A S E

ARTICLE 1
FUNDAMENTAL LEASE PROVISIONS; EXHIBITS; DEFINITIONS

Section 1.1 Fundamental Lease Provisions. These are the provisions of this Lease, except as they may be modified hereafter.

1.1.1	DATE OF LEASE.
September 26, 2008, being the date that both this Lease and the Memorandum of Lease attached hereto as EXHIBIT J have been executed by both parties and returned to the first to execute, sometimes referred to herein as the “Effective Date”.

1.1.2	LANDLORD:	OLP __________________ LLC, a Delaware limited liability company

1.1.3	ADDRESS OF LANDLORD FOR THE PAYMENT OF RENT HEREUNDER:	60 Cutter Mill Road, Suite 303 Great Neck, NY 11021 Attention: Alysa Block Tax I.D. # 13-3147497

1.1.4	TENANT:	OFFICE DEPOT, INC., a Delaware corporation

1.1.5	ADDRESS OF TENANT:	2200 Old Germantown Road Delray Beach, Florida 33445 (561) 438-4000

1.1.6	TENANT'S INITIAL TRADE NAME:	OFFICE DEPOT

1.1.7	LEASE TERM:
Subject to Section 2.2, the Expiration Date of the “Lease Term” (as defined in Section 2.2 below) shall be the date which is one hundred twenty (120) full calendar months from and after the Lease Term Commencement Date (as defined in Section 2.2 below) (the “Initial Term”), unless extended (the “Extended Lease Term(s)”) pursuant to the provisions of Section 2.3 hereof, or unless sooner terminated in accordance with the terms and provisions of this Lease

1.1.8	FIXED RENT:	Annual Total Fixed Rent

Years of Lease Term

	1-5	$__________

	6-10	$__________

	11-15	$__________

	16-20	$__________

	21-25	$__________

	26-30	$__________

Annual Total Fixed Rent will be adjusted prorata for any partial year during the term.

1.1.9	NUMBER OF SUCCESSIVE FIVE (5) YEAR RENEWAL OPTIONS:	Four (4)

1.1.10	PROPERTY LOCATION:

1.1.11	NAME OF CENTER:

1.1.12	BROKER(S):	None.

1.1.13 PERMITTED USES; NATURE OF TENANT'S BUSINESS. The Property (as later defined) may be used for the operation of an office and consumer supply, furniture, equipment and products and service store as is now or in the future being operated by Tenant for any one (1) or more of the following sales and services: office and consumer supplies, furniture, machines, storage supplies and products, and other related equipment used in offices, home offices and homes; school supplies and products; computer hardware, software and related equipment and supplies; educational and entertainment supplies, software and goods, including, but not limited to, books, newspapers, magazines, periodicals, records, audio and video tapes, DVD's, games, digital technology, Internet products and services; consumer and business electronics; cellular telephones, and telecommunications equipment and devices; art, architectural and engineering supplies; photocopy, facsimile, printing, shipping and related services; business services (including, without limitation, tax and financial services); gifts, novelties and related items; any technological evolution or replacement of any of the foregoing; the sale of goods and the provision of such other services customarily sold or provided now or in the future in office and consumer supply and product and service stores or in other stores of Tenant, and for any other lawful retail purpose (the “Permitted Use”).

1.1.14	MINIMUM GENERAL LIABILITY INSURANCE COVERAGE:	Two Million Dollars ($2,000,000.00) Combined Single Limit Coverage, or such additional amount as Landlord’s mortgagees may require.

1.1.15	TENANT ALLOWANCE:	None.

1.1.16	CRITICAL DATES:

	Estimated Delivery Date:	September 26, 2008

	Outside Delivery Date:	October 1, 2008

1.1.17	ARTICLE 12 INFORMATION:
Notices to Landlord shall be sent to: 60 Cutter Mill Road, Suite 303 Great Neck, NY 11021 Attention: Alysa Block Telephone: (561) 773-2746 Facsimile:

With a copy to: 60 Cutter Mill Road, Suite 303 Great Neck, NY 11021 Attention: Lawrence Ricketts

Section 1.2 Exhibits. The exhibits attached to this Lease are incorporated into this Lease by this reference and are to be construed as an integral part of this Lease.

Section 1.3 Definitions. Certain terms used in this Lease with an initial capital letter are defined within the text of those Sections in which the same are mentioned. For convenience, certain other terms are defined in this Section 1.3 as follows:

1.3.1 The term “Additional Charges” shall mean all payments required to be made hereunder by Tenant, other than “Fixed Rent.”

1.3.2 The term “Building Permits” shall mean all necessary building permits and other governmental approvals for the performance of “Tenant's Work” (including without limitation the installation of its exterior building and pylon signage as set forth in Section 12.15 hereof).

1.3.3 The term “Delivery Date” shall mean the date that exclusive actual possession of the entire Property is delivered to Tenant.

1.3.4 The term the “Floor Area” shall mean the number of square feet of ground floor space in all areas constructed on the Property within the exterior faces of exterior walls, store fronts, corridors and service areas (except party and interior walls, as to which the center thereof shall be used), including, by way of illustration and not by limitation, sales areas, warehousing or storage areas, office or clerical areas and employee facilities. Floor Area shall exclude any truck wells and loading dock areas, unless fully enclosed within the exterior walls of the building, any non-sales mezzanine space and any basement space.

1.3.5 The term “Hazardous Substances” shall mean any hazardous or toxic materials, substances or wastes, such as (a) substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), and/or the Hazardous Materials Transportation Act (49 USC Section 1801, et seq.), as any of such acts are amended from time to time; (b) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of any State in which the Property is located or any agency of the United States of America; (c) asbestos, petroleum and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), and freon and other chlorofluorocarbons; and (d) those substances defined as any of the foregoing in the regulations adopted and publications promulgated pursuant to each of the aforesaid laws.

1.3.6 The term “Institutional Mortgagee” shall mean any commercial bank, federal or state savings and loan association, life insurance company, pension fund, real estate investment trust, nationally recognized credit company or investment bank, any affiliate, subsidiary, successor or assignee of any of the foregoing, or any other legal entity (not affiliated with Landlord) holding a mortgage on the Property.

1.3.7 The term “Interest Rate” shall mean that rate of interest which is the lesser of (a) the maximum interest rate permitted under applicable usury laws; or (b) the “prime rate” as published from time to time in the Money Section of The Wall Street Journal or, if The Wall Street Journal should at any time cease to be published or should The Wall Street Journal cease to publish a “prime rate,” the term “prime rate” shall mean the reference rate as charged from time to time by Bank of America.

1.3.8 The term “Permitted Exceptions” shall mean all those certain title exceptions, which in Tenant's reasonable judgment will not impair Tenant's rights and entitlements under this Lease or its use and enjoyment of the Property. The Permitted Exceptions are listed on EXHIBIT H attached hereto.

1.3.9 The term “Premises” shall mean, in aggregate, all vertical improvements to the Property including without limitation the building containing Tenant’s retail store.

1.3.10 The “Property” shall mean the real property legally described on EXHIBIT A hereto, together with the improvements now or hereafter constructed thereon.

1.3.11 The term “Tenant’s Unamortized Improvements” shall mean the unamortized portion (as of the date of such termination) of the total sums expended by Tenant as set forth in Tenant's books and records in the performance of Tenant's Work and any subsequent leasehold improvements, with amortization to be on a straight-line basis over the useful life of such improvements, commencing upon the date of each applicable expenditure. The total sums expended by Tenant in the performance of Tenant's Work and any subsequent leasehold improvements shall be reflected in a written itemization provided by Tenant.

1.3.12 The term “REA” as used herein shall mean that certain __________________ dated __________ by and between ________________ and ____________________, filed ____________, recorded under County Clerk's File No. _____________ County, ______________. The Property is subject to the REA, attached hereto as EXHIBIT K. Landlord hereby grants and warrants to Tenant, its successors and assigns, for the Lease Term, the non-exclusive right and easement appurtenant to and for the benefit of the Property and any occupant thereof and its customers, employees, and invitees, to use, for purposes of access, ingress and egress, and parking all those certain access, ingress and egress, and parking easement areas granted to or established under the REA.

ARTICLE 2
LEASE OF PROPERTY; TERM

Section 2.1 Lease of Property. Landlord is the fee simple owner of the Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Property, together with all appurtenant rights and easements.

Section 2.2 Term. The term of this Lease (the “Lease Term”) shall begin (the “Lease Term Commencement Date”) on September 26, 2008. The Lease Term shall end on the Expiration Date set forth in Section 1.1.7 hereof, unless extended or sooner terminated, as hereinafter provided. Provided no Event of Default has occurred and is continuing at the time of exercise, at the option of Tenant exercised by Tenant delivering written notice to Landlord at least nine (9) months prior to what otherwise would be the last day of the Lease Term, the Lease Term shall be extended to and shall include the next February 28th if the last day of the Lease Term would otherwise occur between the dates of August 1 and February 27. In the event Tenant elects to extend the Lease Term to February 28 as permitted by this Section, it shall be deemed to have waived any additional extension options, if any, that Tenant may have at that time.

Section 2.3 Extension Options. Provided no Event of Default has occurred and is continuing at the time of exercise, Tenant shall have the number of successive five (5) year options of extension as set forth in Section 1.1.9 (each of which periods is referred to herein as an “Extended Term”), provided written notice of the election of such options shall be sent to Landlord not less than nine (9) months prior to the expiration of the then expiring term (Initial Term or Extended Term, as applicable). Notwithstanding the foregoing, if Tenant does not exercise any option of extension in the time period or in the manner provided in this Section, such option of extension shall nevertheless continue in full force and effect, shall not lapse and may be exercised by Tenant until fifteen (15) days after Tenant has received written notice from Landlord that such deadline has passed and that Landlord has not received such notice. If said options are duly exercised, the Lease Term shall be automatically extended for the period of the next ensuing option, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease, except that Fixed Rent during the option periods shall be as set forth in Section 1.1.8.

Section 2.4 Net Lease. The Fixed Rent reserved herein shall be net to the Landlord so that this Lease shall yield net to the Landlord the Fixed Rent specified, and all costs, expense and obligations pertaining to the Property (including, without limitation, any rent tax or tax on rental income), shall, except as provided otherwise in this Lease, be the obligation of and paid by the Tenant

Section 2.5 Property Name. The name of the Property shall be as set forth in Section 1.1.11. Landlord shall not have the right to change the name or address of the Property without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.6 Landlord’s Work. Tenant acknowledges and agrees that the Premises are existing and that it shall lease the Premises in their “as is, where is” condition. Accordingly, there is no “Landlord’s Work” required in connection with the delivery of the Premises to Tenant.

Section 2.7 Tenant's Work.

(a) Tenant shall be solely responsible for the construction, at its cost, of any improvements to the Property that it elects to make during the Term (“Tenant’s Work”). Tenant shall have the right to complete Tenant’s Work without the prior consent of Landlord provided that (i) no Event of Default has occurred and is then continuing, (ii) Tenant constructs the Tenant’s Work in accordance with the Site Plan, the Permitted Exceptions and all applicable governmental approvals and permits, (iii) the Tenant’s Work does not involve any structural alteration of the existing Premises, and (iv) except in case of the emergency, Tenant delivers written notice of the planned Tenant’s Work at least thirty (30) days prior to commencing the Tenant’s Work including with such notice a copy of any and all relevant plans, specifications and working drawings.

(b) In the event Tenant performs any Tenant’s Work hereunder, Landlord shall cooperate with Tenant and assist Tenant in Tenant’s efforts to obtain Tenant’s Building Permits (including signing any applications) and an unconditional permanent certificate of occupancy, or the local equivalent thereof (the “Certificate of Occupancy”), provided Tenant reimburses Landlord for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation, and provided, further, any applications or other documents to be signed by Landlord are in form and substances reasonably acceptable to Landlord.

(c) So long as Tenant makes payments of Fixed Rent and Additional Charges required under this Lease the failure to perform or complete any Tenant’s Work within any specified period of time shall not be deemed an Event of Default hereunder. Notwithstanding the foregoing, any Tenant’s Work undertaken by Tenant shall be diligently pursued to completion by Tenant, and in any event shall be completed before the expiration of the Lease Term.

(d) Tenant shall indemnify, protect, defend and hold Landlord and its agents, contractors, and employees harmless from and against all damages, suits, losses, costs, expenses, claims, and causes of action relating to any liens for labor and materials for any work on the Property undertaken by or for Tenant. Tenant shall, at its own expense, defend all actions brought against Landlord, its contractors, agents or employees, for which Tenant is or may be responsible for indemnification hereunder, with legal counsel reasonably acceptable to Landlord and if Tenant fails to do so, Landlord (at its option, but without being obligated to do so) may, at the expense of Tenant and upon notice to Tenant, defend such actions, and Tenant shall pay and discharge any and all judgments that arise therefrom. This Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 3
RENT

Section 3.1 Fixed Rent. Commencing on the Delivery Date (the “Rent Commencement Date”), Fixed Rent shall be payable in advance, in equal monthly installments, on or before the first (1st) day of each calendar month included in the Lease Term; and, for any portion of a calendar month included at the beginning or end of the Lease Term, one-thirtieth (1/30th) of such a monthly installment for each day of such portion, payable on the first (1st) day of the month at the beginning (or end as the case may be) of the Lease Term. At Tenant’s election, Fixed Rent, Additional Charges and any other sums due hereunder may be paid by Tenant to Landlord by electronic wire or funds transfer or by other means of payment generally accepted and customarily used by Tenant. The Fixed Rent provided for in this Lease is acknowledged by the parties to be sufficient consideration for the leasehold estate granted hereby.

Section 3.2 Real Estate Taxes.

(a) The Property constitutes a separate tax parcel for purposes of real property taxes. Commencing on the Rent Commencement Date, Tenant shall be solely responsible for payment of Taxes (as defined below) accruing during the Lease Term solely with respect to the land and improvements comprising the Property.

(b) The term “Taxes” shall mean and include all general ad valorem real estate taxes (both real and personal), assessments (both general and special) and other governmental impositions, including (i) any form of tax or assessment, license fee, license tax, excise or tax on rent which may be imposed in lieu of (but not in addition to) ad valorem real estate taxes, and (ii) any levy, charge, expense or imposition (individually and collectively, "Impositions") imposed by any Federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district (individually and collectively, "Governmental Agencies"), upon any interest of Landlord or Tenant (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Property, including but not limited to: (A) any Impositions (whether or not such Impositions constitute tax receipts to Governmental Agencies) in substitution, partially or totally, of any Impositions now or previously included within the definition of real estate taxes including those imposed or required by Governmental Agencies to increase tax increments to Governmental Agencies, and for services such as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to Premises owners or occupants; (B) any Impositions allocable to or measured by the area of the Property or the sales generated from the Property, and (C) any Impositions upon this Lease transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Property. Landlord shall provide to Tenant a copy of each tax bill received with respect to the Property and Tenant shall pay directly, prior to delinquency, all Taxes levied or assessed against the Property. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, succession, capital levy, corporate franchise, taxes on rentals, transfer or income tax of Landlord, nor shall Tenant be liable for any real estate tax attributable to a revaluation of the tax parcel arising out of a sale or other change in the ownership thereof or of any interest therein. If any assessment may be paid in installments, only the installment coming due during the term hereof shall be included within Taxes when due (assuming Landlord had paid the assessment over the longest installment period permitted).

(c) Any rebates, refunds or abatements of Taxes received by Landlord with respect to the Property subsequent to payment of the Taxes by Tenant shall be refunded to Tenant within ten (10) days of receipt thereof by Landlord.

(d) In the event Tenant’s tangible net worth is less than Five Hundred Million Dollars ($500,000,000.00), Landlord may, by written notice to Tenant, require Tenant to pay the Taxes directly to Landlord in advance, in twelve equal monthly installments on the first calendar day of each month commencing after delivery of Landlord’s notice, with a final payment from Tenant or credit from Landlord due within thirty (30) days following receipt by Tenant of a billing therefor from Landlord containing the calculation for the actual Taxes and evidence (e.g., the tax bill from the taxing authority) of the amount of the Taxes due and payable for the applicable year. In the event Landlord collects the Taxes from Tenant as provided in this Section 3.2(d), Landlord shall be solely responsible for the timely payment of the Taxes due with respect to the Property to the taxing authority.

Section 3.3 Sales Tax. With each installment of Fixed Rent or Additional Charges paid by Tenant to Landlord hereunder, Tenant shall pay to Landlord all sales taxes due thereon.

ARTICLE 4
MAINTENANCE

Section 4.1 Maintenance. Tenant shall be solely responsible for maintaining, at its sole cost, the Property. The Property shall be operated, repaired, replaced and maintained for their intended purposes in compliance with all laws and in such manner as is consistent with the operation and maintenance of a first-class or well maintained retail store center similar in nature to and within the same metropolitan area as the Property. Tenant shall be solely responsible for performing any obligations required to comply with the terms of the REA, including without limitation any contributions to shared expenses pursuant to the REA.

ARTICLE 5
UTILITIES AND SERVICES

Section 5.1 Utilities in General. Tenant acknowledges that, as of the Delivery Date, the utilities required to operate the Premises for the Permitted Use are existing and adequate. Tenant or the applicable utility authority shall be solely responsible for the performance of any and all repairs to all utility lines (or to cause the utility company to do the same), pipes and other facilities leading to the Property. Tenant shall select and pay the utility companies directly for all charges incurred for the use and connection of utility services to the Property including, without limitation, sanitary sewer, storm sewer, water, gas, electric, telephone and other utilities consumed by Tenant on the Property.

Section 5.2 Additional Utilities. Tenant shall have the right throughout the Lease Term, with the consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed), to install, replace, maintain and use such additional utility lines, conduits and facilities on the Property as Tenant may deem necessary. In the event any such utilities at the Property must be installed through, over or under the Property, Landlord hereby agrees to grant the utility companies (public or private) providing said utility lines, facilities and/or service to the Property, perpetual, non-exclusive rights and easements to install, replace, relocate, repair, operate and maintain lines, pipes, wires, conduits and other facilities (together with the right of ingress and egress and other rights appurtenant thereto), on, under, across and within the Property, as may from time to time be necessary or desirable to supply the Property with adequate utility service.

ARTICLE 6
LANDLORD'S AFFIRMATIVE AND NEGATIVE COVENANTS

Section 6.1 Affirmative Covenants. Landlord covenants and agrees throughout the Term of this Lease, as follows:

6.1.1 To permit Tenant to lawfully, peaceably and quietly have, hold, occupy and enjoy the Property for the Permitted Use and any appurtenant rights granted to Tenant under this Lease during the Lease Term without hindrance or ejection by Landlord or the successors or assigns of Landlord or anyone acting by, through or under Landlord (including without limitation any mortgagee of Landlord).

6.1.2 To indemnify, protect, defend and hold Tenant and its agents and employees harmless from and against all damages, suits, loss, costs, expenses, claims, causes of action, liabilities, and injuries, including without limitation reasonable attorney's, consultant's and expert's fees and costs and litigation expenses relating or resulting from personal injuries, bodily injuries (including death) and from injury or destruction to tangible property (i) occurring on the Property as a result of the acts or omissions of Landlord, its contractors, agents or employees, or (ii) occurring as a result of a breach by Landlord of any of its obligations hereunder; provided, however, such indemnification shall not extend to any suit, claim, or damage to the extent caused by the willful misconduct or gross negligence of Tenant, its directors, officers, agents and employees. Landlord shall, at its own expense, defend all actions brought against Tenant, its agents or employees, for which Landlord is or may be responsible for indemnification hereunder, with legal counsel reasonably acceptable to Tenant and if Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the expense of Landlord and upon notice to Landlord, defend such actions, and Landlord shall pay and discharge any and all judgments that arise therefrom. The provisions of this Section 6.1.2 shall survive the expiration or earlier termination of this Lease.

6.1.3 To indemnify, protect, defend and hold Tenant and its agents, contractors and employees harmless from and against all damages, suits, losses, costs, expenses, claims, and causes of action relating to any liens for labor and materials for any work on the Property undertaken by or for Landlord. Landlord shall, at its own expense, defend all actions brought against Tenant, its contractors, agents or employees, for which Landlord is or may be responsible for indemnification hereunder, with legal counsel reasonably acceptable to Tenant and if Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the expense of Landlord and upon notice to Landlord, defend such actions, and Landlord shall pay and discharge any and all judgments that arise therefrom. This Section shall survive the expiration or earlier termination of this Lease.

6.1.4 (a)  To defend and indemnify Tenant, and hold Tenant harmless, from and against any and all claims, demands, causes of action, suits, damages, liabilities and expenses (including reasonable attorneys' fees and litigation expenses) of any nature whatsoever arising out of or in connection with a breach of the REA by Landlord (except for breaches caused solely by Tenant’s failure to perform its obligations under Section 8.2.7(a) hereof);

(b) On notice from Tenant, to enforce the provisions of the REA against all parties and other persons that are subject thereto (which enforcement may be satisfied by Landlord’s assignment of its enforcement rights with respect to any particular matter, to Tenant). In the event that Landlord fails to make a diligent effort to enforce the REA as provided in this subparagraph, Tenant shall have the right, after fifteen (15) days notice to Landlord requesting enforcement of the REA, to enforce the REA on Landlord's behalf. Any costs incurred in the enforcement of the REA, together with interest at the Interest Rate, will be payable by Tenant to Landlord as Additional Charges within ten (10) days of Landlord’s demand therefor; and

(c) To provide Tenant copies of all notices (including, without limitation, default notices) received by it or which are sent by it (concurrently with the sending thereof) in connection with the REA.

Section 6.2 Negative Covenants. Landlord covenants and agrees throughout the Term of this Lease, as follows:

6.2.1 Except as expressly set forth herein and except in the case of emergency, not to enter the Property or conduct work therein without the prior written consent of Tenant.

6.2.2 Except as expressly authorized by Tenant, not to permit any encumbrance to Landlord’s title to the Property to exist other than the Permitted Exceptions or in connection with a financing of the Property by Landlord.

6.2.3 Whenever, pursuant to the REA, consent shall be required by or requested from Landlord, or an election made by Landlord, not to grant such consent or make such election without the prior consent of Tenant (which shall not be unreasonably withheld).

6.2.4 Not to materially amend, modify or terminate the REA without the prior consent of Tenant (which shall not be unreasonably withheld).

ARTICLE 7
LANDLORD'S REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

Section 7.1 Landlord's Representations, Warranties and Additional Covenants. Landlord, in order to induce Tenant to enter into this Lease, hereby represents, warrants and covenants:

7.1.1 That Landlord is duly organized and validly existing, is authorized to transact business in the state in which the Property is located and has full power and authority to enter into this Lease, without the consent, joinder or approval of any other person or entity, including, without limitation, any mortgagee(s).

7.1.2 That Landlord is not a party to any agreement or litigation which could adversely affect the ability of Landlord to perform its obligations under this Lease or which would constitute a default on the part of Landlord under this Lease, or otherwise adversely affect Tenant's rights or entitlements under this Lease.

7.1.3 Landlord is the sole fee simple owner of the Property and has good and marketable title thereto, subject only to the Permitted Exceptions.

7.1.4 That any construction activities being conducted by, through or under Landlord on or around the Property shall be performed in a manner having as little adverse effect as possible (under the circumstances) on Tenant's operations in the Premises, and in no event shall any portion of the Property be used for the staging of trucks or equipment or the storage of materials, nor shall access to the Property be adversely affected. Landlord shall notify Tenant in writing at least ten (10) days prior to the commencement of any reconstruction, repairing or repaving of the Property and/or any restriction or closure of any access roads or entrances to the Property in respect of any construction activities being conducted by, through or under Landlord. If such reconstruction, repairing, repaving, restriction, and/or closure substantially impedes or interferes with normal access to the Property in a manner which interferes with Tenant’s business therein, and such condition continues in excess of two (2) business days after notice to Landlord from Tenant, then until such work no longer substantially impedes or interferes with normal access to the Premises, Fixed Rent shall be equitably abated during the period subsequent to such two (2) day period until such condition ceases. Except in the event of an emergency, in no event shall such reconstruction, repaving or repairing activities occur during the period from August 1, through September 15 or November 20 through January 7 of any calendar year

ARTICLE 8
TENANT'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.1 Tenant’s Representations and Warranties.

8.1.1 That Tenant is duly organized and validly existing, is authorized to transact business in the state in which the Property is located and has full power and authority to enter into this Lease, without the consent, joinder or approval of any other person or entity, including, without limitation, any mortgagee(s).

8.1.2 That Tenant is not a party to any agreement or litigation which could adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or otherwise adversely affect Landlord's rights or entitlements under this Lease.

8.1.3 Except as disclosed in that certain Environmental Site Assessment dated _______ prepared by _______________ (the “Environmental Report”), (i) no Hazardous Substances have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Tenant or, to Tenant’s knowledge, by any third party, except in such amounts and of such types as are permitted by the Environmental Laws for the operation of Tenant’s business; (ii) no activity has been undertaken with respect to the Property by Tenant or, to Tenant’s knowledge, any third party which would cause a violation or support a claim under Environmental Laws, (iii) no investigation, administrative order, litigation or settlement with respect to any Hazardous Substances is in existence with respect to the Property, nor, to Tenant’s knowledge, is any of the foregoing threatened, (iv) no written notice has been received by Tenant from any entity, governmental body or individual claiming any violation of any Environmental Law, or requiring compliance with any Environmental Law, or demanding payment or contribution for environmental damage or injury to natural resources; and (v) Tenant has not obtained and, to Tenant’s knowledge, is not required to obtain, and Tenant has no knowledge of any reason Landlord will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Environmental Law.

8.1.4 That a certificate of occupancy has been issued for the Property and remains in effect, unless a certificate of occupancy is not required by law. [INCLUDED FOR PALO ALTO, EL PASO AND CHICAGO ONLY]

Section 8.2 Covenants. Tenant covenants and agrees throughout the Term of this Lease, as follows:

8.2.1 To maintain and keep the Property in a good condition and state of repair, including all equipment, facilities and fixtures therein, and to return the Property to the Landlord upon the expiration or prior termination of the Lease Term in the same or better state of repair and condition as existed on the Delivery Date, subject to normal wear and tear, alterations and additions permitted hereunder and/or Approved Subleases to the extent permitted hereunder. This provision shall expressly survive the expiration or prior termination of this Lease.

8.2.2 To cause the Property to be free of liens for labor and materials for any work on the Property undertaken by Tenant and to indemnify, protect, defend and hold Landlord harmless from and against all damages, suits, losses, costs, expenses, claims, and causes of action relating to any liens for labor and materials for any work in the Property undertaken by Tenant.

8.2.3 To save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property while on the Property after the Delivery Date, unless caused by the gross negligence or willful misconduct of Landlord, its agents and employees; and, subject to Section 12 hereof, to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by any negligent act or omission of Tenant, its agents, employees or contractors; and to save Landlord harmless and indemnified, from and against any and all claims, demands, causes of action, suits, damages, liabilities and expenses (including reasonable attorneys' fees and litigation expenses) arising as a result of Tenant’s failure to have a certificate of occupancy for the Property, unless a certificate of occupancy is not required by law or the failure to have a certificate of occupancy does not have a material and adverse effect on Tenant’s ability to operate the Premises for the Permitted Use. [DELETE LAST PHRASE FOR ALL BUT PALO ALTO, EL PASO AND CHICAGO]

8.2.4 To maintain, with responsible companies qualified to do business in the state in which the Property is located, (i) general or commercial public liability insurance covering the Property, naming Landlord as an additional insured, with limits at least equal to those set forth in Section 1.1.14 and commercially reasonable deductibles, (ii) casualty insurance insuring the full replacement value of the Premises with a commercially reasonable deductible and (iii) workers' compensation insurance (with the limits required by applicable law) covering all of Tenant's employees working in the Premises, and to deposit with Landlord certificates for such insurance bearing the endorsement that the policies will not be canceled or reduced in scope of coverage or amount of coverage until thirty (30) days after written notice to Landlord, which policies will, in any event, be reasonably satisfactory to any mortgagee of Landlord. Tenant agrees to name Landlord and its mortgagee, if any, as additional insureds on the policies required to be maintained by Tenant hereunder. Tenant may maintain the general or commercial public liability insurance referred to in (i) above on a blanket basis and/or may self-insure the general or commercial public liability insurance referred to in (i) above so long as Tenant's net worth (or that of its parent company to the extent such parent shall guarantee the Tenant's obligations under this Lease) is in excess of One Hundred Million Dollars ($100,000,000.00), as increased by the percentage increase in the National Consumer Price Index (CPI) (all items 1982-84 equals 100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor, as evidenced by annual financial statements provided to Landlord by Tenant's accountants or by reports published in accordance with the Securities Exchange Commission's reporting requirements for publicly traded companies, as computed in accordance with generally-accepted accounting principles. Notwithstanding the foregoing, in the event an Institutional Mortgagee objects to Tenant maintaining any of the foregoing coverages through self-insurance, Tenant and such Institutional Mortgagee shall negotiate in good faith to satisfy the concerns of the Institutional Mortgagee and cause such Institutional Mortgagee to accept Tenant’s program of insurance (including obtaining the insurance coverages required above in lieu of self-insurance if required by such Institutional Mortgagee).

8.2.5 Tenant shall, as its own cost and expense, obtain any and all licenses and permits necessary for any Permitted Use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises including without limitation The Americans with Disabilities Act, all requirements of the Occupational Safety and Health Administration, and Environmental Law as defined herein, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable (other than Permitted Materials handled in compliance with Environmental Law), without Landlord’s prior written consent. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void.

8.2.6 (a) As used in this lease, “Environmental Law” shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the term of this lease. As used in this lease, “Permitted Materials” shall mean the materials handled by Tenant in the ordinary course of conducting Permitted Uses.

(b) Tenant hereby agrees that: (a) Tenant shall not conduct, or permit to be conducted, on the Premises any activity which is not a Permitted Use; (b) Tenant shall not use, store or otherwise handle, or permit any use, storage or other handling of, any Hazardous Substance which is not a Permitted Material on or about the Premises; (c) Tenant shall obtain and maintain in effect all permits and licenses required pursuant to any Environmental Law for Tenant’s activities on the Premises, and Tenant shall at all times comply with all applicable Environmental Laws; (d) Tenant shall not engage in the storage, treatment or disposal on or about the Premises of any Hazardous Substance except for any temporary accumulation of waste generated in the course of Permitted Use; (e) Tenant shall not install any aboveground or underground storage tank or any subsurface lines for the storage or transfer of any Hazardous Substance, except for the lawful discharge of waste to the sanitary sewer, and Tenant shall store all Hazardous Substances in a manner that protects the Premises and the environment from accidental spills and releases; (f) Tenant shall not cause or permit to occur any release of any Hazardous Substance other than Permitted Materials, or any condition of pollution or nuisance on or about the Premises in violation of Environmental Law, whether affecting surface water or groundwater, air, the land or the subsurface environment; (g) Tenant shall promptly remove from the Premises any Hazardous Substance introduced, or permitted to be introduced, onto the premises by Tenant which is not a Permitted Material and, on or before the date Tenant ceases to occupy the Premises, Tenant shall remove from the Premises all Hazardous Substances and all Permitted Materials handled by or permitted on the Premises by Tenant; (h) if any release of a Hazardous Substance to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the Premises in violation of Environmental Law as a result of any act or omission of Tenant or its agents, officers, employees, contractors, invitees of licensees, Tenant shall, at Tenant’s sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with all applicable Environmental Laws. Landlord and Landlord’s representatives shall have the right, but not the obligation, to enter the Premises at any reasonable time for the purpose of inspecting the storage, use and handling of any Hazardous Substance on the Premises in order to determine Tenant’s compliance with the requirements of this lease and applicable Environmental Law. If Landlord gives written notice to Tenant that Tenant’s use, storage or handling of any Hazardous Substance may not comply with this lease or applicable Environmental Law, Tenant shall correct any such violation within five (5) days after Tenant’s receipt of such notice from Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including, reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, or any Hazardous Substance introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this Section 8.2.6(b) shall survive the termination of this lease with respect to acts or omissions that occur before such termination.

8.2.7 (a)  To comply with, carry out and perform, at its sole cost and expense, all of the terms, covenants and conditions of the REA on Landlord's part to be performed (except to the extent of consents required to be given or denied by Landlord under the REA, which consent rights will be retained by Landlord subject to Section 6.2.3 above);

(b) To defend and indemnify Landlord, and hold Landlord harmless, from and against any and all claims, demands, causes of action, suits, damages, liabilities and expenses (including reasonable attorneys' fees and litigation expenses) of any nature whatsoever arising out of or in connection with a breach of the REA by as a result of a breach of Tenant’s obligations hereunder, or any covenant, term, condition or provision of the REA; and

(c) To provide Landlord copies of all notices (including, without limitation, default notices) received by it or which are sent by it (concurrently with the sending thereof) in connection with the REA.

ARTICLE 9
ASSIGNMENT AND SUBLETTING

Section 9.1 Rights and Conditions. Except as permitted below, Tenant shall not assign, transfer, or sublet this Lease or any interest therein, nor sublet the whole or any part of the Premises without the prior written consent of Landlord, it being provided that Landlord shall not unreasonably withhold, condition, or delay such consent; provided however, any such consent shall be conditioned upon the following conditions:

(a) no Event of Default (as hereinafter defined) has occurred and is continuing at the time of the request for consent to the assignment or sublease;

(b) the assignee or subtenant shall assume in writing the performance of all of the terms, provisions and covenants of this Lease on the part of Tenant to be kept and performed;

(c) Tenant shall deliver to Landlord within fifteen (15) days (or as soon thereafter as is reasonably practicable) after the assignment or subletting an executed duplicate of such agreement, together with a duly executed assumption agreement;

(d) that the initial Tenant and any assignee(s) of Tenant (including subsequent assignees) shall remain liable for the full performance of all of Tenant's obligations hereunder during the entire Lease Term (however, no Tenant shall be liable for any change, modification or amendment made to this Lease by any assignee to the extent any such change, modification or amendment increases the liability of the “Tenant” under this Lease, which shall include, without limitation, granting additional renewal options that were not initially set forth in this Lease), and provided in the event of an assignment, if the net worth of Tenant's proposed assignee (or a guarantor thereof) exceeds Tenant’s tangible net worth as of the date hereof, increased by the percentage increase in the National Consumer Price Index (CPI) (all items 1982-84 equals 100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor as of the date of such assignment, the initial Tenant and all assignors shall be released of any and all further liability under this Lease; and

(e) that any sublease shall be subject and subordinate to this Lease, and the subtenant shall comply with all terms and conditions of this Lease (excepting the rental provisions contained herein), including without limitation all restrictions upon the use of the Property contained herein.

(d) Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet the leased premises or any part thereof for the Permitted Use: (i) to any corporation or other business entity into which or with which Tenant merges or consolidates, (ii) to any parent of Tenant, subsidiary of Tenant, affiliate of Tenant or other entity under common control with Tenant or Tenant’s parent company, (iii) to any entity which is created or is the surviving entity in the event of a reorganization or merger, (iv) to any entity that purchases or succeeds to all or substantially all of the assets of Tenant or Tenant’s parent; or to extend licenses to use non-demised portions of the Premises to service providers operating a Permitted Use. In the event of an assignment the assignee shall deliver to Landlord a copy of its merger or other certificate documenting any assignment by operation of law or, if not an assignment by operation of law, shall deliver to Landlord a copy of an assignment and assumption agreement whereby such assignee agrees to assume and perform all of the terms and conditions of this Lease on Tenant’s part from and after the effective date of such assignment. No assignment or sublease under this Section 9.1(d) shall relieve Tenant of liability under this Lease.

Section 9.2 Non-Disturbance. Upon request of Tenant, but only during the Initial Term of the Lease, provided that there is no uncured or unwaived Event of Default by Tenant, Landlord shall execute and deliver to a sublessee under an “Approved Sublease” (as defined below) an agreement to the effect that notwithstanding the termination of this Lease by Landlord, the rights of the sublessee thereunder shall not be disturbed by Landlord but shall continue in full force and effect so long as such sublessee shall continue to observe and perform all of its obligations under such sublease. A permitted sublease shall be considered an “Approved Sublease” if the sublease satisfies all of the following criteria: (i) it obligates the sublessee(s) to pay rent in an amount not less than a proportionate share of Fixed Rent payable under this Lease as well as a proportionate share of taxes, utilities and all other charges payable by Tenant, (ii) the subtenant is located within separately demised premises which are served by separately metered utility services, (iii) the premises leased pursuant to the sublease comprise greater than 5,000 square feet of gross leasable area, (iv) Landlord has approved the configuration of the demising wall(s) that have been or will be constructed by Tenant to create the subleased premises, (v) the tenant under the sublease is a retailer operating at least 50 stores that has a tangible net worth of at least $50,000,000 immediately prior to such assignment. Any such Non-Disturbance Agreement will expressly provide that in no event shall Landlord be responsible to sublessee or any other party for any matters to be performed by the sublessor under the sublease.

ARTICLE 10
DAMAGE AND DESTRUCTION; CONDEMNATION

Section 10.1 Fire or Other Casualty.

10.1.1 If during the Lease Term, any or all of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly deliver written notice thereof to Landlord and Tenant shall repair such damage and restore the Premises to substantially their condition at the time of such damage or, at Tenant's option, Tenant shall repair, rebuild and restore the Premises in accordance with such plans and specifications as are then generally in use by Tenant for the construction of one of Tenant's prototypical stores and related structures so long as the repaired, rebuilt or replaced Premises will have a value not less than its value immediately prior to said loss, any such repairs or rebuilding to be subject to the reasonable approval of Landlord.

10.1.2 If the Premises shall be “substantially damaged” (as defined in Section 10.1.3 below) or destroyed by fire or other casualty within the last two (2) years of the Lease Term, either Landlord or Tenant shall have the right to terminate this Lease, provided that notice thereof is given by one party to the other not later than thirty (30) days after such damage or destruction. In the event either party elects to terminate this Lease as provided above, Tenant shall cause all insurance proceeds with respect to the improvements on the Premises to be paid over to Landlord by the insurer, excluding those proceeds attributable to Tenant’s fixtures and personal property. In such event, Tenant shall also pay over to Landlord, the full amount of any deductible. In the event an extension option remains and is exercisable under Section 2.3 as of the date of Landlord’s termination notice above, by notice to Landlord not more than fifteen (15) days thereafter, Tenant may exercise its next extension option, in which event, Landlord’s termination notice on the basis of such casualty will be ineffective. Any additional notice required from Landlord to Tenant under Section 2.3 shall not be required in the context of the Tenant’s failure to exercise an extension option within the foregoing fifteen (15) day period.

10.1.3 The term “substantially damaged” and “substantial damage” as used in this Article, shall mean that the Premises have been damaged to the extent that the cost of such restoration of the Premises will exceed a sum constituting sixty percent (60%) of the total replacement cost of the Premises. Any damage that is not deemed to be “substantial damage” shall be deemed to be “partial damage” or “partially damaged.”

Section 10.2 Eminent Domain.

10.2.1 In the event that all or a part of the Property is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain or, in lieu thereof, all or a part of the Property is conveyed to a public or quasi-public body under threat of condemnation (any such event, a “Condemnation”), and the Condemnation renders the Premises unsuitable in Tenant's reasonable determination for Tenant's normal business use, then, at the option of Tenant exercised within 30 days after the Condemnation occurs: (i) this Lease shall terminate as of the date possession of all or such part of the property is taken by, or conveyed to, the condemning authority; (ii) all Rent shall be apportioned as of the date that possession of all or such part of the Property is taken by, or conveyed to, the condemning authority; and (iii) all obligations hereunder, except those accruing prior to the date of Condemnation, shall cease and terminate.

10.2.2 In the event that Tenant does not elect to terminate this Lease pursuant to this Section 10.2, Fixed Rent and Additional Charges shall be reduced for the remainder of the Lease Term in proportion to the area of the Property taken by, or conveyed to, the condemning authority, and Tenant shall be responsible for the performance of all work necessary to make the Premises usable by Tenant. In the event that any Condemnation is temporary in nature, Fixed Rent and Additional Charges shall be abated with respect to the portion of the Property taken by the condemning authority until such Condemnation ceases.

10.2.3 Upon any Condemnation that results in the termination of this Lease, each of Landlord and Tenant shall be entitled to apply for a separate award based on the respective fair market values of Landlord’s interest in the Property (appraised by reference to all relevant factors including the income stream derivable by Landlord under this Lease and the then present value of Landlord’s reversionary interest in the Property after expiration of the Term) and Tenant’s interest in the Property (appraised by reference to all relevant factors, including the income stream derivable by Tenant from the Property for the remainder of the Term).

10.2.4 Upon any Condemnation that does not result in the termination of this Lease but will require restoration work to the Property, then (a) Tenant shall be entitled to receive an award equal to the costs of any such restoration, repair or refurbishment and (b) Landlord and Tenant shall each be entitled to apply for an award based on their respective interests in the portion of the Property that is taken as provided in Section 10.2.3.

ARTICLE 11
DEFAULT AND REMEDIES

Section 11.1 Tenant's Default. Each of the following shall be an “Event of Default” under this Lease: (a) if Tenant shall fail to make any payment of Fixed Rent or Additional Charges on the date when due and such failure shall continue for a period of five (5) days after Tenant's receipt of written notice of such failure (which notice shall be sent by Landlord no earlier than two (2) days after such payment was due); (b) if Tenant shall fail to perform or observe any of Tenant's covenants and if such failure shall continue for more than fifteen (15) days after Tenant's receipt of written notice of such failure or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant must have undertaken procedures to cure the default within such fifteen (15) day period and thereafter diligently pursues such effort to completion); (c) Tenant shall be adjudged insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors; (d) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Reform Act of 1978, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or (e) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and Tenant shall not have had such appointment discharged within ninety (90) days after Tenant receives written notice of such appointment.

Upon the occurrence of any Event of Default Landlord lawfully may, immediately or at any time thereafter, pursuant to summary dispossession or other legal proceedings, enter into and upon the Property or any part thereof, repossess the same as of its former estate, and expel Tenant, and those claiming an interest by, through or under Tenant, and remove any personalty left by Tenant (or anyone claiming by, through or under Tenant) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrearages of rent or other breach hereunder, or upon written notice to Tenant, terminate this Lease. If Landlord elects to repossess the Property due to an Event of Default as aforesaid, then Tenant shall (a) remain liable for all rental and other obligations accruing up to the date of such repossession, and (b) be liable to Landlord for all reasonable costs actually incurred in connection with the repossession and re-letting of the Property (including, without limitation, reasonable attorneys' and brokerage fees, but not including any costs of renovating or retrofitting the Premises), and (c) remain liable for the payment of all obligations payable hereunder, including without limitation, Fixed Rent and Additional Charges specified hereunder, all for the balance of the unexpired Term of this Lease in effect as of the date of repossession by Landlord. In the event the Property or any portion thereof is re-let by Landlord, Tenant shall be entitled to a credit against its rental obligations hereunder in the amount of rents received by Landlord from any such re-letting of the Property less any reasonable costs incurred by Landlord (not previously reimbursed by Tenant) in connection with the repossession and re-letting of the Property (including without limitation reasonable attorneys' fees and brokerage commissions, but not including any cost of renovating or retrofitting the Premises). In the event of termination of Tenant’s right of possession of the Property by Landlord as aforesaid, Landlord shall use reasonable efforts to re-let the Property at a fair market rental or as near thereto as is possible under the circumstances then existing so as to minimize the damages suffered by Landlord and payable by Tenant hereunder. Notwithstanding anything contained herein, in no event is Landlord entitled to: (a) accelerate Rent; or (b) lock out Tenant or forcibly retake possession of the Property without due legal process and an appropriate court order.

Following an Event of Default that results in a termination of this Lease by Landlord, Tenant shall be liable for, and shall pay Landlord, an amount equal to (i) the sum of all amounts due hereunder at the date of termination, plus (ii) any liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature of Landlord resulting from Tenant’s failure to comply with its obligations under the Lease prior to the termination of the Lease, plus (iii) the aggregate amount of all obligations payable hereunder, including without limitation, Fixed Rent and Additional Charges specified hereunder over the unexpired portion of the Lease Term, reduced to present value using a discount rate equal to the interest rate of a governmental security having a maturity closest to the then current expiration of the Lease Term, less (iv) the aggregate fair net rental value of the Premises over the remaining portion of the Lease Term (taking into account Fixed Rent and Additional Charges) reduced to present value, plus (v) Landlord’s costs and expenses incurred in the enforcement hereof including reasonable attorneys’ fees actually incurred as herein provided; plus (vi) reasonable costs incurred in connection with the re-letting of the Property (including, without limitation, reasonable brokerage fees, but not including any costs of renovating or retrofitting the Premises); plus (vii) reasonable costs of returning the Property to a White Box condition. For purposes hereof, “White Box” shall mean broom clean with only finished ceilings, lighting, plumbing, heating and cooling (HVAC), interior walls (painted or unpainted), electrical outlets, rest rooms, and a concrete floor, all of which shall be functional but shall be subject to ordinary wear and tear.

In the event Tenant disputes the amount of the damages assessed by Landlord hereunder, and the Landlord and Tenant are not then parties to litigation in any court of competent jurisdiction with respect to this Lease or any of the Related Leases, each party commits that the parties shall first endeavor to resolve their dispute by good faith negotiations between or among the parties. If the parties are unable to resolve their dispute, then the matter shall be reviewed by a senior level executive of each party (in the case of Office Depot, by a Vice President of the company, or higher). In the event these senior officers are unable to resolve the matter, the parties agree to attempt to mediate their dispute within thirty (30) days after the dispute initially arose, using a third party mediator. All mediation proceedings shall be confidential, and no information exchanged in such mediation shall be discoverable or admissible in any litigation involving the parties. In the event the dispute is not resolved by mediation within thirty (30) days, then Tenant shall be entitled to pursue its claims in a court of competent jurisdiction.

If Tenant shall fail to keep or perform any of its obligations as provided in this Lease then Landlord may (but shall not be obligated so to do) upon the continuance of such failure on Tenant's part for ten (10) days after notice of such failure is given Tenant by Landlord (except that such notice need not be given in any case reasonably deemed by Landlord to constitute an emergency), and without waiving or releasing Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Landlord and all necessary incidental costs and expenses incurred by Landlord in performing such obligation shall be deemed Additional Charges and shall be paid to Landlord on demand, along with interest thereon at a rate per annum equal to the Interest Rate, and if not so paid by Tenant, Landlord shall have the same rights and remedies provided for in this Section in the case of default by Tenant in the payment of Fixed Rent.

Section 11.2 Cross-Default by Tenant. As of the date hereof, Landlord (or its affiliates) and Tenant (or its affiliates) have entered into leases with respect to, in aggregate, eight (8) parcels of real property, including the Property, which are identified on Exhibit L hereto (collectively, the “Related Leases”). Tenant acknowledges and agrees that, in addition to the Events of Default specified in Section 11.1, the following shall constitute an Event of Default under this Lease: (a) a monetary Event of Default under any of the Related Leases, and (b) a non-monetary Event of Default arising from any of the following: (i) the release of any Hazardous Substance by Tenant at any property that is the subject of the Related Leases in violation of applicable Environmental Law, (ii) fraud or intentional misrepresentation by Tenant in the performance of its obligations under any of the Related Leases, (iii) Tenant’s performance of any alterations to property that is the subject of the Related Leases without the prior consent of Landlord, if Landlord’s consent is required under the terms of such Related Lease, (iv) Tenant’s assignment or sublet of the property that is the subject of the Related Leases without the prior consent of Landlord, if Landlord’s consent is required under the terms of such Related Lease, or (v) Tenant’s failure to perform any single non-monetary obligation under any of the Related Leases if the estimated cost of performance exceeds $250,000. The cross-default provisions contained herein may be waived or released from time to time in the sole discretion of the Landlord with respect to one or more of the Related Leases as they relate to one or more of the other Related Leases, which waiver shall become effective upon Landlord’s delivery of written notice to Tenant specifying which of the Related Leases shall, after the date of such notice, be subject to cross-default with this Lease, until Landlord’s delivery of any substitute notice.

Section 11.3 Holdover by Tenant. In the event Tenant remains in possession of the Property after the expiration of this Lease, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Property as a tenant from month to month, subject to all the conditions, provisions and obligations of this Lease, with the exception that Fixed Rent shall be increased to one hundred and fifty percent (150%) of the Fixed Rent that existed on the month prior to the expiration of the Lease Term.

Section 11.4 Effect of Waivers of Default by Landlord or Tenant. No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent or other monetary obligation during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either Landlord or Tenant to or of any breach by the other of any covenant, condition or duty under the Lease shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by the party waiving same.

Section 11.5 Landlord's Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease or the REA on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion), Tenant may, at its option (in addition to all other rights and remedies specifically set forth in this Lease or available to Tenant at law or in equity), either terminate this Lease upon written notice thereof given to Landlord, or, upon further written notice to Landlord of Tenant's intention to exercise its self-help remedies hereunder, and after providing Landlord with an additional thirty (30) days cure period thereafter, incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill Landlord for the costs thereof. Notwithstanding the foregoing, if in Tenant's reasonable judgment, an emergency shall exist, Tenant may cure such default with only reasonable (under the circumstances) notice to Landlord being required. The self-help option given in this Section is for the sole protection of Tenant, and its existence shall not release Landlord from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

Section 11.6 Breach of a Covenant. Landlord further agrees that, in the event of a violation or breach of any covenant by Landlord contained in this Lease, Landlord will promptly and as expeditiously as possible, after notice, take any and all steps necessary to terminate such violation. If Tenant’s ability to conduct its normal business operations in the Premises is materially adversely affected due to a breach of any of the negative covenants set forth in Section 6.2 of this Lease, then, without limiting any other right or remedy of Tenant, at law, in equity or under this Lease, Fixed Rent and Additional Charges shall be abated for the period of such impairment. If such violation of the negative covenants contained in Section 6.2 is not cured within sixty (60) days after Tenant's notice of such violation, in addition to such other remedies as may be accorded Tenant at law, in equity or under this Lease, then Tenant may terminate this Lease by delivering written notice of termination to Landlord. In the event that Tenant elects to terminate this Lease pursuant to this Section 11.5, Landlord shall pay to Tenant, upon such termination Tenant’s Unamortized Improvements.

Section 11.7 Interest on Late Payments. All payments due under this Lease which are not paid when first due, whether from Landlord to Tenant or from Tenant to Landlord, which remain unpaid at the end of the fifteen days (15) days following the delinquent party's receipt of written notice of delinquency( or, in the case of Fixed Rent, at the end of five (5) days after Tenant's receipt of written notice of delinquency) shall bear interest from the original due date until paid at the Interest Rate.

ARTICLE 12
MISCELLANEOUS PROVISIONS

Section 12.1 Notices from One Party to the Other. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease shall be in writing and shall be deemed to have been given: (a) when delivered by express mail or courier service providing confirmation of delivery to the address set forth below; or (b) on the third (3rd) business day after being properly deposited in United States registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth below; or (c) the date any delivery in the manner described in (a) or (b) above is refused. Any notice alleging a default shall be clearly noted as such. Either party hereto shall have the right to change, at anytime, its address for notice as aforesaid upon at least ten (10) days' prior written notice thereof given to the other party. Addresses for notice are as follows:

IF TO LANDLORD, as set forth in Section 1.1.17; and

IF TO TENANT:

OFFICE DEPOT, INC.
2200 Old Germantown Road
Delray Beach, Florida 33445
Attention: Vice President, Real Estate

WITH A COPY TO: Office Depot, Inc., Attention: Office of the General Counsel, Real Estate (same address)

Section 12.2 Brokerage. Landlord and Tenant acknowledge that the Broker(s), if any, whose name(s) appear in Section 1.1, has been retained in connection with the Property and this Lease, and Landlord hereby agrees that Landlord shall pay to the Broker the total brokerage commission due and payable to the Broker.

Section 12.3 Brokerage Indemnities. Except as described in Section 12.2 hereof, Landlord and Tenant hereby represent and warrant, each to the other, that they have not disclosed this Lease or the subject matter hereof to, and have not otherwise dealt with, any broker, finder or any other person, firm, corporation or other legal entity so as to create any legal right or claim of whatsoever kind or nature for a commission or similar fee or compensation with respect to the Property or this Lease. Landlord and Tenant hereby indemnify each other against, and agree to defend and hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to the Property or this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

Section 12.4 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 12.5 Subordination, Non-Disturbance and Attornment.

(a) On or before, and as a condition of, the Delivery Date, Landlord covenants to obtain from any lender of Landlord’s whose loan is secured by or otherwise encumbers encumbers the Property and each lessor of Landlord’s whose interest in the Property is paramount to Landlord’s interest (“Master Lessor”) on the Effective Date, or at any time prior to the recordation of the Memorandum of Lease specified in Section 12.9, and deliver to Tenant an executed non-disturbance agreement (“SNDA”) assuring Tenant that, notwithstanding any default by Landlord to the lender or Master Lessor or any foreclosure or deed in lieu thereof (or Master Lessor’s termination proceedings), Tenant’s rights under this Lease shall continue in full force and effect and its possession of the Property shall remain undisturbed (including, without limitation, permission for insurance proceeds and eminent domain awards to be applied as required hereunder), except in accordance with the provisions of this Lease and such lender assumes the Landlord’s obligations under this Lease, so long as Tenant is not in default hereunder so as to permit the termination of this Lease. Such agreement(s) shall be substantially in form and content as EXHIBIT I attached hereto or, if applicable, the standard form of such agreement used by Tenant and such lender or Master Lessor in prior transactions; provided, however, that if no prior form exists and Tenant’s standard form is not consistent with such Master Lessor’s or lender’s then-accepted standard SNDA terms, then Tenant and such lender or Master Lessor shall negotiate an alternate agreement. This provision shall only apply to any liens, security interests, encumbrances, leases or other agreements created by, through or under Landlord and shall expressly exclude any of the foregoing created or accepted by or through Tenant.

(b) Tenant shall, upon Landlord's request, subordinate this Lease in the future to any first lien placed by Landlord upon the Property with an Institutional Mortgagee, provided that such lender executes and delivers to Tenant a nondisturbance agreement providing that this Lease shall not terminate and such lender assumes the Landlord’s obligations under this Lease, so long as Tenant is not in default under this Lease, as a result of the foreclosure of such lien, or conveyance in lieu thereof, and Tenant's rights under this Lease shall continue in full force and effect and its possession shall be undisturbed, except in accordance with the provisions of this Lease. Tenant will, upon request of the lien holder, be a party to such an agreement, and will agree that, if such lien holder succeeds to the interest of Landlord, Tenant will attorn to said lien holder (or successor in interest of the lien holder) and recognize said lien holder (or successor) as its landlord under the terms of this Lease. Such agreement shall be substantially in form and content as EXHIBIT I attached hereto or, if applicable, the standard form of such agreement used by Tenant and such lender in prior transactions; provided, provided, however, that if no prior form exists and Tenant’s standard form is not consistent with Landlord’s lender’s then-accepted standard SNDA terms, then Tenant and Landlord’s lender shall negotiate an alternate agreement reasonably acceptable to such applicable parties.

Section 12.6 Estoppel Certificates. Landlord and Tenant agree at any time and from time to time, upon not less than thirty (30) days' prior written request by either of them to the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, and whether or not any violations are in existence as of the date of said statement, it being intended that any such statement delivered pursuant to this Section 12.6 may be relied upon by any prospective purchaser of the fee, or leasehold, or mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Property, or by any assignee of Tenant.

Section 12.7 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, personal representatives, administrators, successors and assigns, and those claiming through or under them, respectively.

Section 12.8 Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, administrators, successors and assigns.

Section 12.9 Memorandum of Lease. This Lease shall not be recorded. However, a memorandum of this Lease in the form attached hereto as EXHIBIT J shall be executed, in recordable form, by both parties concurrently herewith and recorded by Tenant, at Tenant's expense, with the official charged with recordation duties for the county in which the Property is located, with directions that it be returned to Tenant.

Section 12.10 Effect of Unavoidable Delays. If either party to this Lease, as the result of any (i) strikes, lockouts or labor disputes; (ii) acts of God or extremely adverse weather conditions for the immediate area; (iii) civil commotion or terrorism; or (iv) condemnation, fire or other casualty (any of the items referenced in (i) through (iv) above defined as Unavoidable Delay”), fails punctually to perform any obligation on its part to be performed under this Lease, and such party notifies the other in writing within ten (10) days of the commencement of the Unavoidable Delay, describing in detail the nature of such Unavoidable Delay and estimated period of time within which to cure, then such failure shall be excused and not be a breach of this Lease by the party in question, but only for the period and to the extent occasioned by such event and written notice. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any Unavoidable Delay. Notwithstanding anything to the contrary in this Lease, under no circumstances will an Unavoidable Delay as described herein extend the time for performance of any obligation by more than 90 days.

Section 12.11 Waiver of Claims and Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby waive and release all claims against each other, and against the agents and employees of each other, for any loss or damage sustained by each other to the extent such claims are or could be insured against under any standard broad form policy of fire and extended coverage insurance, or under any fire and extended casualty insurance policy maintained by Landlord or Tenant under this Lease, or required to be maintained by Landlord or Tenant under this Lease, regardless of whether such policy is in effect at the time of the loss. Landlord and Tenant will cause their respective insurance carriers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with damage to the Property or any portions thereof or any personal property thereon; provided, however, that failure to obtain such endorsements shall not affect the release hereinabove given.

Section 12.12 No Construction Against Preparer. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

Section 12.13 Number and Gender. The terms “Landlord” and “Tenant,” wherever used herein, shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine and, if there be more than one, the obligations hereof shall be joint and several.

Section 12.14 Waiver of Landlord's Lien. Landlord hereby waives any statutory liens and any rights of distress with respect to the personal property (trade fixtures, equipment and merchandise) of Tenant from time to time located on the Property (“Tenant's Property”). This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant's Property. Respecting any lender of Tenant having a security interest in Tenant's Property (“Tenant's Lender”), Landlord agrees as follows: (i) to provide Tenant's Lender, upon written request of Tenant (accompanied by the name and address of Tenant's Lender), with a copy of any default notice(s) given to Tenant under this Lease, and (ii) to allow Tenant's Lender, prior to any termination of this Lease or repossession of Property by Landlord, the same period of time, after its receipt of such copy of default notice, to cure such default as is allowed Tenant under this Lease, and (iii) to permit Tenant's Lender to go upon the Property for the purpose of removing Tenant's Property anytime within twenty (20) days after the effective date of any termination of this Lease or any repossession of the Property by Landlord (with Landlord having given Tenant's Lender prior written notice of such date of termination or repossession). Landlord further agrees to execute and deliver such instruments reasonably requested by Tenant's Lender from time to time to evidence or effect the aforesaid waiver and agreements of Landlord.

Section 12.15 No Express or Implied Covenant of Continuous Operation. Notwithstanding anything contained or set forth in this Lease to the contrary, nothing set forth in this Lease shall be construed, in any manner whatsoever, as an implied covenant of continuous operation on the part of Tenant, and Landlord specifically acknowledges that there is no covenant of continuous operation on the part of Tenant, express or implied. In the event that Tenant elects to cease its business operations at the Premises, such cessation shall not be deemed to be an Event of Default hereunder, nor shall such cessation relieve Tenant of any of its liabilities or obligations under and pursuant to this Lease.

Section 12.16 Exterior and Interior Signage.

(a)  Tenant shall have the exclusive right to locate an identification sign on any pylon or monument sign located on or around the Property, whether existing as of the Effective Date or constructed at any time during the Lease Term. Tenant shall be entitled to install, at its election, monument and pylon signs on the Property in the maximum size permitted by code, as well as identification signage on the façade of the Premises, and Tenant shall obtain, at its cost, all permits required for any pylon, monument or façade sign. Landlord acknowledges that the design of Tenant’s signs shall be Tenant’s prototypical identification and/or logo which may be revised or altered from time to time during the Lease Term at Tenant’s sole discretion.

(b) Subject to the approval of the appropriate governmental agencies, Tenant shall be permitted to illuminate its signs (and its panels on any pylon signs), from dusk to dawn on a daily basis.

Section 12.17 Covenants. All of the covenants, conditions and restrictions contained in this Lease are for the benefit of the Property, its easements and appurtenances, and shall run with and in or to and pass with the Property, and are intended to be binding on any and all successor owners of the Property.

Section 12.18 Entire Agreement. This Lease and the exhibits attached hereto and forming a part thereof, as if fully set forth herein, constitute all covenants, promises, agreements, warranties or representations, conditions and understandings between Landlord and Tenant concerning the Property and there are no covenants, promises, conditions or understandings, either oral or written, between them, other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. One or more emails from one party to the other shall not constitute an amendment to this Lease unless expressly agreed to by Landlord and Tenant.

Section 12.19 Legal Expenses. In the event that it shall become necessary for either Landlord or Tenant to employ the services of attorneys to enforce any of their respective rights under this Lease or to collect any sums due to them under this Lease or to remedy the breach of any covenant of this Lease on the part of the other to be kept or performed, the non-prevailing party (Tenant or Landlord as the case may be) shall pay to the prevailing party such reasonable fee as shall be charged by the prevailing party's attorneys for such services at all trial and appellate levels and post judgment proceedings and such prevailing party shall also have and recover from the non-prevailing party (Landlord or Tenant as the case may be) all other costs and expenses of such suit and any appeal thereof or with respect to any post judgment proceedings.

Section 12.20 Counterparts. This Lease may be executed and delivered in counterparts for the convenience of the parties.

Section 12.21 Investment Tax Credits. Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Lease Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Property whether or not such items become a part of the realty and agrees to execute and deliver to Tenant any election form required to evidence Tenant's right to claim investment tax credits.

Section 12.22 Financial Statements and Sales Reports.

(a) Upon receipt of written request from Landlord, Tenant shall provide its audited annual financial statements, prepared in accordance with generally accepted accounting principles; provided, however, that such financial statements are not required to be delivered if at the time of Landlord’s request any securities of Tenant are traded on a public stock exchange.

(b) With respect only to the eighth (8th) and ninth (9th) calendar years occurring during the Initial Term, as well as the third (3rd) and fourth (4th) calendar years occurring during any Extended Lease Term, Tenant shall, upon receipt of written request from Landlord but no earlier than 60 days following the end of each such calendar year, provide to Landlord a report of its gross sales at the Property for each such calendar year. All sales reports provided by Tenant shall be confidential, and may not be disclosed except to the extent permitted by Section 12.23 of this Lease.

Section 12.23 Confidentiality. Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of a party to negotiate with leases with third parties. Each of the parties hereto agrees that it and its representatives, partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having or proposing to have a lien on Landlord’s interest in the Property or any portion thereof, and either party may disclose the terms hereof to its independent accountants who review its financial statements or prepare its tax returns, to its counsel, bankers, investment bankers, governmental agencies or other persons to whom disclosure is required as a matter of law or a requirement of diligent inquiry imposed by law, and in any action which is brought to prevent the breach or continued breach of this Lease or to seek damages for any breach or alleged breach.

Section 12.24 Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Property, and/or any claim of injury or damage.

Section 12.25 Radon Disclosure. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to Tenant:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

ARTICLE 13
LEASEHOLD MORTGAGES

Section 13.1 Leasehold Mortgages. Tenant may at any time execute and deliver one or more mortgages or deeds of trust (such mortgage or deed of trust being hereinafter called a "Leasehold Mortgage") of Tenant's leasehold estate and rights hereunder without the consent of Landlord; provided, however, that Tenant shall be and remain liable hereunder for the payment of all Fixed Rent and Additional Charges and for the performance of all the covenants and conditions of this Lease. If either Tenant or the mortgagee under any such Leasehold Mortgage shall send Landlord a notice informing Landlord of the existence of such Leasehold Mortgage and the address of the mortgagee thereunder for the service of notices, such mortgagee shall be deemed to be a Leasehold Mortgagee as such term is used in this Lease. Landlord shall be under no obligation under this section to any mortgagee, grantee or corporate trustee under a Leasehold Mortgage of whom Landlord has not received such notice.

Section 13.2 Event of Default. If an Event of Default under this Lease shall occur, written notice thereof shall be sent by Landlord to any Leasehold Mortgagee, and Landlord shall take no action to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Property, provided that:

(a) If such Event of Default shall be a default in the payment of any installment of Fixed Minimum Rent or Additional Rent, such Leasehold Mortgagee shall remedy such Event of Default not later than ten (10) days after the giving of such notice; or

(b) If such Event of Default shall be a default in observing or performing any other covenant or condition to be observed or performed by Tenant hereunder, and such Event of Default can be remedied by such Leasehold Mortgagee without obtaining possession of the Property, such Leasehold Mortgagee shall remedy such Event of Default not later than thirty (30) days after the giving of such notice, provided that, in the case of an Event of Default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Mortgagee shall have such additional period as may be necessary to remedy such Event of Default with diligence and continuity; or

(c) If such Event of Default shall be a default which can only be remedied by such Leasehold Mortgagee upon obtaining possession of the Property, such Leasehold Mortgagee shall obtain such possession with diligence and continuity, through a receiver or otherwise, and shall remedy such Event of Default within thirty (30) days after obtaining such possession, provided that, in the case of an Event of Default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Mortgagee shall have an additional period as may be necessary to remedy such Event of Default with diligence and continuity.

Section 13.3 Exercise of Remedies. If any Leasehold Mortgagee either becomes the owner of the interest of Tenant hereunder upon the exercise of any remedy provided for in the Leasehold Mortgage, or shall enter into a new lease with Landlord as provided in Section 13.4 below, such Leasehold Mortgagee or such entity acceptable to Landlord in Landlord’s sole discretion shall have the right to assign to any person such interest or such new lease only with the prior consent of Landlord as provided in Section 9.1 hereof.

Section 13.4 Termination of Lease. If this Lease shall terminate for any reason or be rejected or disaffirmed pursuant to bankruptcy law or other law affecting creditors' rights, any Leasehold Mortgagee or a person designated by such Leasehold Mortgagee shall have the right, exercisable by notice to Landlord, within twenty (20) days after the effective date of such termination, to enter into a new lease of the Property with Landlord. The term of said new lease shall begin on the date of the termination of this Lease and shall continue for the remainder of the Term of this Lease. Such new lease shall otherwise contain the same terms and conditions as those set forth herein, except for requirements which are no longer applicable or have already been performed or which are personal to any prior tenant or, provided that such Leasehold Mortgagee shall have remedied all defaults on the part of Tenant hereunder which are susceptible of being remedied by the payment of money, and provided further that such new lease shall require the tenant thereunder promptly to commence, and expeditiously to continue, to remedy all other defaults on the part of Tenant hereunder to the extent susceptible of being remedied. The provisions of this Section 13.4 shall survive the termination of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section 13.4 were a separate and independent contract among Landlord, Tenant and each Leasehold Mortgagee. From the date on which any Leasehold Mortgagee shall serve upon Landlord the aforesaid notice of the exercise of its right to a new lease, such Leasehold Mortgage may use and enjoy the Property without hindrance by Landlord.

Section 13.5 Limited Liability. It is expressly understood and agreed by Landlord that a Leasehold Mortgagee has the right to cure Tenant defaults under this Lease but shall not have an obligation to do so. No Leasehold Mortgagee shall become personally liable for the performance or observation of any covenants or conditions to be performed or observed by Tenant unless and until such Leasehold Mortgagee becomes the owner of Tenant's interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage or enters into a new lease with Landlord pursuant to Section 13.4 above. Thereafter, such Leasehold Mortgagee shall be liable for the performance and observance of such covenants and conditions only for the period such Leasehold Mortgagee owns the Tenant’s interest hereunder or is the tenant under any such new lease.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Lease under seal the day and year first-above written.

Witnesses or Attest (as to Landlord): Sign: _________________________________ Print Name: Sign: _________________________________ Print Name:
LANDLORD:

OLP _____________________, LLC,
a Delaware limited liability company

By: ______________________________
Print Name: _______________________
Print Title: _________________________
Date: ____________________________

Witness or Attest (as to Tenant)

Sign: _________________________________
Print Name:

Sign: _________________________________
Print Name:

Sign: _________________________________
Print Name:

Sign: _________________________________
Print Name:

TENANT:

OFFICE DEPOT, INC.,
a Delaware corporation

By: ______________________________
Print Name: _______________________
Print Title: _________________________
Date: ____________________________

By: ______________________________
Print Name: _______________________
Print Title: _________________________
Date: ____________________________

EXHIBIT A

PROPERTY LEGAL DESCRIPTION

B-1

EXHIBIT B

SITE PLAN

B-2

EXHIBIT C

[Reserved]

C-1

EXHIBIT D

[Reserved]

E-1

EXHIBIT E

[Reserved]

E-1

EXHIBIT F

[Reserved]

F-1

EXHIBIT G

[Reserved]

G-2

EXHIBIT H

PERMITTED EXCEPTIONS

H-1

EXHIBIT I

Parcel ID #____________________
This Instrument Prepared By and Upon
Recordation Return to:
Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445
Attention: Bea Williams/Real Estate-Legal

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT - OD#

THIS SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") executed this ___ day of ________________, 2008, between ____________________ __________________ , a(n) _____________________________ ("Mortgagee") and OFFICE DEPOT, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, OLP ___________________, LLC, a Delaware limited liability company ("Landlord") and Tenant are parties to that certain lease (the "Lease") dated September 26, 2008 relating to certain property located at _____________________________________________ (the "Property"), said Property being described in EXHIBIT A attached hereto and made a part hereof; and

WHEREAS, Mortgagee has committed to make or has made a mortgage loan to Landlord secured by a Mortgage dated of even date herewith ("Mortgage") covering the Property;

NOW, THEREFORE, it is mutually agreed as follows:

1. To the extent that Tenant's rights and entitlements under the Lease are not diminished or otherwise affected, and except as provided in this Agreement, the Lease is and shall be subject and subordinate to the lien of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.

2. In the event of a foreclosure of the Mortgage or should Mortgagee obtain title by deed in lieu thereof, or otherwise, Mortgagee, for itself, its successors or assigns (which shall include any persons acquiring title by voluntary deed, assignment or other disposition or transfer in lieu of foreclosure), agrees that Tenant may continue its occupancy of the Property in accordance with the terms and provisions of the Lease, so long as Tenant is not in material default under the Lease beyond any applicable notice and cure period. Mortgagee agrees not to name Tenant as a party defendant in any foreclosure action.

3. Tenant agrees to attorn to: (a) Mortgagee who succeeds to Landlord’s interest in the Property; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise; or (c) to any party acquiring title to the Property as a result of foreclosure of the Mortgage or deed in lieu thereof. Tenant further covenants and agrees to execute and deliver, upon request of Mortgagee, or its assigns, an appropriate agreement of attornment, in form and content reasonably acceptable to Tenant and Mortgagee (but which shall not amend the terms of the Lease or otherwise diminish Tenant's rights thereunder) with any subsequent titleholder of the Property.

4. So long as the Mortgage on the Property remains outstanding and unsatisfied, Tenant will use commercially reasonable efforts to deliver to Mortgagee a copy of all notices of default given to Landlord by Tenant. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default within the same period of time as is allowed Landlord under the Lease.

5. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided further, however, that Mortgagee shall not be:

(a) liable for any warranty, act or omission of any prior landlord (including Landlord), except those of a continuing nature; or

(b) subject to any offsets or defense which Tenant might have against any prior landlord (including Landlord), except (i) offsets specifically provided for in the Lease, or (ii) those which arose out of such Landlord's default under the Lease and accrued after Tenant has notified Mortgagee and given Mortgagee an opportunity to cure as provided in Paragraph 4 above; or

(c) bound by any rent or Additional Charges which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(d) bound by any amendment or modification of the Lease or any collateral agreement made without Mortgagee's consent which would (i) reduce fixed minimum rent, or (ii) reduce any other monetary obligation of Tenant under the Lease.

6. Mortgagee consents to the application and disposition of casualty proceeds and condemnation awards in accordance with the Lease.

7. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns (which shall include any persons acquiring title by voluntary deed, assignment or other disposition or transfer in lieu of foreclosure) of the parties.

8. Any notices under this Agreement may be delivered by hand or sent by commercial delivery services or United States Postal Service express mail, in either case for overnight delivery with proof of service, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant:	Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445
Attention: Vice President, Real Estate
Copy To: Office of the General Counsel, Real Estate

To Mortgagee:

Attention:

The notice shall be deemed to have been given on the date it was actually received.

9. This Agreement may be executed and delivered in counterparts for the convenience of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below their respective signatures.

Signed, sealed and delivered
in the presence of:

Witnesses or Attest (as to Mortgagee): Sign: _________________________________ Print Name: Sign: _________________________________ Print Name:	MORTGAGEE: ________________________________________ By: ______________________________ Print Name: _______________________ Print Title: _________________________ Date: ____________________________

STATE OF [STATE]	)
	)	ss.:
COUNTY OF [County]	)
The foregoing instrument was acknowledged before me this [DAY (15th, 3rd)] day of [MONTH] in the year [YEAR] by [Name of Officer or Agent]), as [Title of Officer or Agent] of [Name of Corporation] a [State of Place of Incorporation] corporation, on behalf of the corporation. He/she is personally known to me or has produced [Type of Identification Provided] as identification.

NOTARY SEAL	Notary:
Print Name:
Notary Public, State of [State]
My commission expires: [Enter COMMISSION EXPIRE DATE]

Witnesses or Attest (as to Tenant): Sign: _________________________________ Print Name: Sign: _________________________________ Print Name:	TENANT: OFFICE DEPOT, INC., a Delaware corporation By: Print Name: Print Title: Date:

STATE OF FLORIDA                     )
) SS:
COUNTY OF PALM BEACH         )

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared _________________________________ as _________________________ of OFFICE DEPOT, INC., a Delaware corporation, to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said corporation.

WITNESS my hand and official seal this ___ day of ___________________ , 20___.

Notary Public
State of Florida
My Commission expires: _______________

EXHIBIT J

Parcel ID #______________________
This Instrument Prepared By and Upon
Recordation return to:
OFFICE DEPOT, INC.
2200 Old Germantown Road
Delray Beach, FL 33445
Attention: Bea Williams/Real Estate-Legal

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the _____ day of September, 2008, by and between OFFICE DEPOT, INC., a Delaware corporation (“Tenant”), and OLP ____________________, LLC, a Delaware limited liability company (“Landlord”).
WITNESSETH:

1. Property. Landlord and Tenant have entered into a lease (“Lease”) dated __________________, 2008, for certain real property (the “Property”) containing a building comprising approximately _______ (_____) square feet. The Property is located in the County of ____________, City of ___________, State of _____________, and is more particularly described on EXHIBIT A attached hereto and made a part hereof.

2. Term and Renewal Options. The Lease has an initial term of ten (10) years, subject to extension (at Tenant's option) as provided therein for four (4) successive additional periods of five (5) years each.

3. Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4. Binding Effect. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

Witnesses or Attest (as to Landlord): Sign: _________________________________ Print Name: Sign: _________________________________ Print Name:
LANDLORD:

OLP ______________________, LLC, a Delaware limited liability company

By: ______________________________
Print Name: _______________________
Print Title: _________________________
Date: ____________________________

STATE OF	)
	)	ss.:
COUNTY OF	)
The foregoing instrument was acknowledged before me this _________ day of ________________, 2008 by ________________________________, as ________________________________, of OLP __________________, LLC, a Delaware limited liability company, on behalf of the company. He/she is personally known to me or has produced _______________________ as identification.

NOTARY SEAL	Notary:
Print Name:
Notary Public, State of
My commission expires:

Witness or Attest (as to Tenant) Sign: _________________________________ Print Name: Sign: _________________________________ Print Name:	TENANT: OFFICE DEPOT, INC., a Delaware corporation By: ______________________________ Print Name: _______________________ Print Title: _________________________ Date: ____________________________

STATE OF FLORIDA                     )
) SS:
COUNTY OF PALM BEACH        )

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared _________________________________ as _________________________ of OFFICE DEPOT, INC., a Delaware corporation, to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said corporation.

WITNESS my hand and official seal this ____ day of ________________, 2008.

Notary Public
State of Florida
My Commission expires: _______________

EXHIBIT K

RECIPROCAL EASEMENT AGREEMENT

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EXHIBIT L

RELATED LEASES

1. Lease dated as of the dated hereof between OLP Pensacola LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 202 located in Pensacola, Florida.

2. Lease dated as of the dated hereof between OLP Miami Springs LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 213 located in Miami Springs, Florida.

3. Lease dated as of the dated hereof between OLP Sunland Park Drive LLC, Delaware limited liability company, and Office Depot of Texas, L.P., a Delaware limited partnership, with respect to Store # 223 located in El Paso, Texas.

4. Lease dated as of the dated hereof between OLP Chicago LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 225 located in Chicago, Illinois.

5. Lease dated as of the dated hereof between OLP Kennesaw LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 294 located in Kennesaw, Georgia.

6. Lease dated as of the dated hereof between OLP Cary LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 317 located in Cary, North Carolina.

7. Lease dated as of the dated hereof between OLP Eugene LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 920 located in Eugene, Oregon.

8. Lease dated as of the dated hereof between OLP Palo Alto LLC, Delaware limited liability company, and Office Depot, Inc., a Delaware corporation, with respect to Store # 978 located in Palo Alto, California.

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